Report of Independent Registered Public Accou nting Firm

To the Shareholders and
Board of Trustees of
Federated Institutional Trust

In planning and performing our audits of the fina ncial statements of the Federated Short-
Intermediate Total Return Bond Fund (formerly Fed erated Intermediate Government/Corporate
Fund), (the "Fund"), a portfolio of Federated Inst itutional Trust, as of and for the year ended
August 31, 2014, in accordance with the standards of the Public Company Accounting Oversight
Board (United States), we considered the Fund's in ternal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the f inancial statements and to comply with the requirements of Form N-SAR, but not for the purpos e of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion.

Management of the Fund is responsible for establish ing and maintaining effective internal control over financial reporting. In fulfilling thi s responsibility, estimates and judgments by management are required to assess the expected bene fits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial rep orting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that
(1) pertain to the maintenance of records that, in r easonable detail, accurately and fairly reflect the transactions and dispositions of the assets of t he company; (2) provide reasonable assurance that transactions are recorded as necessary to permi t preparation of financial statements in accordance with generally accepted accounting princip les, and that receipts and expenditures of the company are being made in accordance with authori zations of management and directors of the company; and (3) provide reasonable assurance rega rding prevention or timely detection of the unauthorized acquisition, use, or disposition of t he company's assets that could have a material affect on the financial statements.

Because of its inherent limitations, internal control
 over financial reporting may not prevent or detect misstatements. Also, projections of any evaluat ion of effectiveness to future periods are subject to the risk that controls may become inadequa te because of changes in conditions, or that the degree of compliance with the policies or proced ures may deteriorate.

A deficiency in internal control over financial report ing exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in int ernal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected o n a timely basis.

Our consideration of the Fund's internal control over f inancial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses und er standards established by the Public
Company Accounting Oversight Board (United States). How ever, we noted no deficiencies in the Fund's internal control over financial reporting an d its operation, including controls over safeguarding securities that we consider to be a materi al weakness as defined above as of August
31, 2014.

This report is intended solely for the information and use of management and the Board of Trustees of Federated Institutional Trust and the Secu rities and Exchange Commission and is not intended to be and should not be used by anyone other than those specified parties.

/s/ KPMG

Boston, Massachusetts
October 24, 2014